PRUDENTIAL JENNISON NATURAL RESOURCES FUND, INC.

ARTICLES SUPPLEMENTARY

Prudential Jennison Natural Resources Fund, Inc., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:     Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by Article IV, Section 2 of the charter of the Corporation (the “Charter”), the Board of Directors has duly reclassified and designated the following authorized but unissued shares of stock of the Corporation as 50,000,000 additional shares of Class A Common Stock, $.01 par value per share, of the Corporation (“Class A Common Stock”), with the terms set forth in the Charter applicable to shares of Class A Common Stock:

Class R Common Stock                          50,000,000 shares

SECOND:     (a)     Pursuant to authority expressly vested in the Board of Directors by Article IV, Section 2 of the Charter, the Board of Directors has duly reclassified and designated the following authorized but unissued shares of stock of the Corporation as 85,000,000 shares of Class Q Common Stock, $.01 par value per share, of the Corporation (“Class Q Common Stock”), with the terms set forth in these Articles Supplementary:

Class B Common Stock      65,000,000 shares

Class C Common Stock      10,000,000 shares

Class Z Common Stock      10,000,000 shares

          (b)     Each share of Class Q Common Stock shall represent the same proportionate interest in the Corporation and has identical voting, dividend, liquidation and other rights as shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class R Common Stock and Class Z Common Stock of the Corporation.

          (c)     Notwithstanding the foregoing and anything in the Charter to the contrary, shares of Class Q Common Stock shall be issued and sold without any sales loads or charges, whether initial, deferred or contingent, or any combination thereof. Shares of Class Q Common Stock may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940, as amended.

THIRD:     Prior to the reclassification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 500,000,000 shares, $.01 par value per share, having an aggregate par value of $5,000,000, classified and designated as follows:

Class A Common Stock     100,000,000 shares

Class B Common Stock     100,000,000 shares

Class C Common Stock     100,000,000 shares

Class R Common Stock     100,000,000 shares

Class Z Common Stock     100,000,000 shares

FOURTH:     As reclassified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 500,000,000 shares, $.01 par value per share, having an aggregate par value of $5,000,000, classified and designated as follows:

Class A Common Stock     150,000,000 shares

Class B Common Stock      35,000,000 shares

Class C Common Stock      90,000,000 shares

Class Q Common Stock      85,000,000 shares

Class R Common Stock      50,000,000 shares

Class Z Common Stock      90,000,000 shares

FIFTH:     The terms of shares of all other classes or series of stock of the Corporation (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption) are as provided in the Charter and remain unchanged by these Articles Supplementary.

SIXTH:     These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

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IN WITNESS WHEREOF, Prudential Jennison Natural Resources Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on October 7, 2010.

WITNESS:                    PRUDENTIAL JENNISON NATURAL RESOURCES                                    FUND, INC.

/s/ Jonathan D. Shain               By:  /s/ Judy A. Rice

Jonathan D. Shain,                Judy A. Rice,
Assistant Secretary                President

THE UNDERSIGNED, President of Prudential Jennison Natural Resources Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                   /s/ Judy A. Rice
                                   Judy A. Rice, President

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